UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 29, 2008

PACIFICHEALTH LABORATORIES, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-23495	22-3367588
(Commission File Number)	(IRS Employer Identification No.)

100 Matawan Road, Suite 420 Matawan, NJ	07747-3913
(Address of Principal Executive Offices)	(Zip Code)

(732) 739-2900

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Item 8.01.    Other Events.

As previously disclosed in its Current Report on Form 8-K filed with the Securities and Exchange Commission on April 17, 2008, the Board of Directors of PacificHealth Laboratories, Inc. (the “Company”) decided that Stephen P. Kuchen would not stand for re-election at the Company’s annual meeting of the stockholders, which was scheduled for June 11, 2008 (the “Annual Meeting”). The Board of Directors made this decision in order to ensure balance on the Company’s Board of Directors between independent and non-independent directors. The Board of Directors subsequently decided to cancel the Annual Meeting. On May 7, 2008, Mr. Kuchen submitted, and the Board of Directors accepted, Mr. Kuchen’s resignation as a director.  Mr. Kuchen will continue to serve as the Company’s Vice-President and Chief Financial Officer.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACIFICHEALTH LABORATORIES, INC.

Dated: May 9, 2008	By:	/s/ Stephen P. Kuchen
Stephen P. Kuchen
Chief Financial Officer